Exhibit 10.2

Confidential Treatment Requested

by Celera Corporation

OPERATING AGREEMENT

BY AND BETWEEN

APPLERA CORPORATION

AND

CELERA CORPORATION

DATED AS OF  [                   ], 2008

Confidential Treatment Requested

by Celera Corporation

i

Confidential Treatment Requested

by Celera Corporation

Exhibit A – Definition of HIVD Field

Exhibit B – Specified Country List

Exhibit C – Forensics and Applied Markets

ii

Confidential Treatment  Requested

by Celera Corporation

OPERATING AGREEMENT

This Operating Agreement (this “Agreement”), dated as of                 , 2008 (the “Effective Date”), by and between Applera Corporation, a Delaware corporation (“Applera”), and Celera Corporation, a Delaware corporation (“Celera” and, collectively with Applera, the “Parties,” and each individually, a “Party”).

R E C I T A L S

WHEREAS, prior to the Separation (as defined below) Applera conducted its business through two business segments – the Applied Biosystems Group, which primarily serves the life science industry, research community and other markets, including human identity testing, biosecurity, and quality and safety testing, by developing and marketing instrument-based systems, consumables, software, and services (the “Applied Biosystems Business”), and the Celera Group, which is primarily a human in vitro diagnostics business that delivers personalized disease management through a combination of products and services (the “Celera Business”); and

WHEREAS, the Board of Directors of Applera has determined that it is advisable and in the best interests of Applera and its stockholders to separate the Celera Group from Applera by way of a redemption of all of the issued and outstanding Celera Group Common Stock pursuant to Article IV, Section 2.4(d) of Applera’s Restated Certificate of Incorporation (the “Separation”), so that, from and after the date hereof, the Celera Business will be conducted through Celera, which will be a separate, independent publicly traded company; and

WHEREAS, to effectuate the Separation, the Parties have entered into that certain Separation Agreement dated as of May 8, 2008 (the “Separation Agreement”) setting forth, among other things, the terms and conditions of the Separation (capitalized terms used herein but not defined herein shall have the meanings set forth in the Separation Agreement); and

WHEREAS, in connection with the Separation, Applera intends to effect a name change from Applera Corporation to Applied Biosystems Inc.; and

WHEREAS, in connection with the Separation, Applera and Celera desire to enter into this Agreement to memorialize their mutual understanding and agreement with respect to the conduct of certain aspects of their businesses following the date hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.1                                      Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)                               “Abbott Alliance” means the strategic alliance among Abbott Laboratories, Applera, and Celera Diagnostics, LLC, pursuant to the Abbott Alliance Agreement.

(b)                                 “Abbott Alliance Agreement” means the Restated Strategic Alliance Agreement, effective as of January 9, 2006, among Applera, Celera Diagnostics, LLC, and Abbott Laboratories.

(c)                                  “Abbott Supply Agreement” means the Abbott Real-Time PCR Instrument Supply Agreement, effective as of September 14, 2004, between Applera and Abbott Laboratories.

(d)                                 “ASR” means an analyte specific reagent as defined under 21 CFR §864.4020(a), as the same may be amended or replaced from to time.

(e)                                  “CE” means capillary electrophoresis.

(f)                                    “CE-Marked” means CE marking in accordance with the In Vitro Diagnostics Directive (IVDD) 98/79/EC.

(g)                                 “CE Assays” means consumable products used on CE sequencers for HIV genotyping, HCV genotyping, HBV genotyping, CF, Fragile X, and HLA typing assays for the analysis of nucleic acids in the HIVD Field.

(h)                                 “CF” means cystic fibrosis.

(i)                                     “CT” means Chlamydia trachomatis.

(j)                                     “Factor II” means prothrombin, a protein involved in blood clotting, and the gene that encodes it or a variant thereof.

(k)                                  “Factor V” means a protein involved in blood clotting, and the gene that encodes it or a variant thereof, such as factor V Leiden.

(l)                                     “Fragile X” means Fragile X syndrome.

(m)                               “GPR” or “General Purpose Reagent” means a chemical or biological reagent that (i) is not an ASR and (ii) has general laboratory application.

(n)                                 “Group” means either the Applied Biosystems Group or the Celera Group.

(o)                                 “[***]” means [***].

(p)                                 “HBV” means hepatitis B virus.

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(q)                                 “HCV” means hepatitis C virus.

(r)                                    “HIV” means human immunodeficiency virus.

(s)                                  “HIVD Field” means the field of human in vitro diagnostics as defined on Exhibit A attached hereto.

(t)                                    “HLA” means human leukocyte antigen.

(u)                                 “[***]” means [***].

(v)                                 “Kauai Project” means the Celera instrument development project code-named “Kauai” by the Parties for internal reference purposes.

(w)                               “Licensed IP” means any Applera intellectual property previously licensed by Celera under the terms of (i) the Real-Time Instrument Patent License Agreement, effective as of April 5, 2004, between Applera and Cepheid, (ii) the Real-Time Instrument Patent License Agreement, effective as of April 25, 2006, and Diagnostics Field DNA Sequencing Sublicense Agreement, effective as of April 25, 2006, between Applera and Beckman Coulter, Inc., or (iii) the License Agreement, effective as of July 1, 2007, and Sequence Analysis License Agreement, effective as of April 20, 2000, between Applera and Siemens Medical Solutions Diagnostics.

(x)                                   “Maui Assays” means consumable products resulting from the Maui Project for HIV genotyping, HCV genotyping, HBV genotyping, CF, Fragile X, and HLA typing assays for the analysis of nucleic acids in the HIVD Field.

(y)                                 “Maui Project” means the Applera instrument development project code-named “Maui” by the Parties for internal reference purposes.

(z)                                   “[***]” means [***].

(aa)                                      “NG” means Neisseria gonorrhoeae.

(bb)                                    “OEM” means a supply arrangement whereby Applera supplies a product to a third party that (i) is not a distributor, agent or wholesaler for Applera, and (ii) resells such product.  A specific example of a company that is not a distributor, agent or wholesaler for Applera is a company that commercializes diagnostic products globally.

(cc)                                      “Real-Time Assays” means real-time PCR-based assays for the analysis of nucleic acids of HIV, HCV, HBV, [***], CT, NG, [***], and [***] in the HIVD Field.

(dd)                                    “Real-Time Instrument” means a real-time PCR thermal cycler covered by the claims of US Patent No. 6,814,934.

(ee)                                      “Specified Countries” means the countries and territories, as commonly recognized as of the Effective Date, including any such country and territory as may be

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subsequently recognized by a different name, set forth on the “Specified Country List” attached hereto as Exhibit B.

(ff)                                          “Specified Supplier” means [***].

(gg)                                    “Supply Agreement” means that certain Master Purchase Agreement between the Parties of even date with this Agreement pursuant to which Applera is to supply certain products to Celera.

ARTICLE II

GENERAL

Section 2.1                                      Performance.  Applera and Celera hereby agree that each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to comply with the terms of this Agreement, including the operating principles set forth in Article III hereof.

Section 2.2                                      General Cooperation.  Subject to the terms and conditions set forth in this Agreement, Applera and Celera shall each use commercially reasonable efforts to provide to the other Party any information and documentation reasonably required in the performance of such other Party’s obligations hereunder, and make available, as reasonably requested by the other Party, sufficient resources and timely decisions, approvals and acceptances in order that each Party may fulfill its obligations under this Agreement in a timely and efficient manner.

Section 2.3                                      Research and Development Activities.  Applera and Celera agree that (i) the human in vitro diagnostics business of Celera includes research and development activities toward commercialization of products and services in the HIVD Field and (ii) the restrictions imposed on Applera pursuant to this Agreement shall not prevent Applera from conducting its own research and development activities in the HIVD Field at any time during the term of this Agreement.

ARTICLE III

OPERATING PRINCIPLES

Section 3.1                                      Capillary Electrophoresis Sequencers.

(a)                                  Abbott Alliance.  From and after the Effective Date, Applera shall provide to Abbott Laboratories (“Abbott”), as provided for in the Abbott Alliance Agreement, and/or Celera the current (as of the Effective Date) CE sequencers of Applera and associated consumables, in each case, as they have been provided by Applera to Abbott and/or Celera in connection with the Abbott Alliance prior to the Effective Date or as otherwise provided under a separate supply agreement between Applera and Celera.

(b)                                 Rights of Celera.  From and after the Effective Date and to the extent not otherwise provided to Abbott and/or Celera, Applera shall provide Celera with CE sequencers and associated consumables in the same manner as provided to other third party customers of

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Applera.  In the event that Celera wishes to purchase CE sequencers developed by Applera but not otherwise offered for sale, the Parties shall negotiate in good faith the terms and conditions of such access.

(c)                                  Restrictions on Celera

(i)                                             Celera shall purchase CE sequencers described in (a) and (b), above, and associated consumables, pursuant to the Supply Agreement.

(ii)                                          Celera may only sell such CE sequencers and associated consumables in the HIVD Field.

(d)                                 Rights of Applera.  Applera may:

(i)                                   sell any CE sequencer to any end-user for any purpose; and

(ii)                                OEM any CE sequencer to any customer (an “OEM Customer”) for any purpose; provided, however, that any such OEM Customer shall agree that it shall not commercialize any CE Assay on such CE sequencer in any country or territory other than the Specified Countries for a period of three (3) years following the Effective Date, subject to Section 3.9(c) hereof.

(e)                                  Restrictions on Applera.  Applera shall not:

(i)                                   [***];

(ii)                                commercialize any CE Assay for a period of three (3) years following the Effective Date, subject to Section 3.9 hereof; or

(iii)                             enter into an agreement with a third party to co-promote or co-market CE sequencers to be used with CE Assays, in any country or territory other than the Specified Countries for a period of three (3) years following the Effective Date, subject to Section 3.9 hereof.

Section 3.2                                    Kauai Project.

(a)                                  Project Development.  Celera may develop products under the Kauai Project that comply with the requirements of the United States Food and Drug Administration (the “FDA”), and shall pay all costs associated with meeting such requirements.  Celera and Applera shall enter into good faith negotiations to conclude an agreement regarding the Kauai Project, on mutually agreed upon terms, covering, among other things, support of Celera’s development activities (“Kauai Agreement”).

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(b)                                 Kauai Products.

(i)                                   The products resulting from the Kauai Project shall be intended for use in the HIVD Field, but not intended for use outside the HIVD Field.

(ii)                                Celera shall be the manufacturer of record for products resulting from the Kauai Project.

(iii)                             Products resulting from the Kauai Project may only be sold by Celera and only for use in the HIVD Field.

(iv)                            Except as otherwise agreed by the Parties, Applera shall not sell any instrument resulting from the Kauai Project.

(c)                                  Access to Specified Supplier.  Applera agrees to use commercially reasonable efforts to facilitate Celera access to the Specified Supplier for the purpose of development and commercialization of products under the Kauai Project.

(i)                                   In the event that Celera is legally required to source products resulting from the Kauai Project directly from the Specified Supplier, it shall be permitted to do so, and in such event Applera shall be entitled to receive compensation from Celera in an amount equal to the amount of incremental proceeds Applera would have received had the products been sourced directly from it.  The amount of such incremental proceeds would be calculated in accordance with the provisions of the Kauai Agreement.

Section 3.3                                    Next Generation Sequencing Technology.  It is the intent and mutual understanding of the Parties that this Agreement shall not constitute or be deemed to constitute any commitment or obligation for the Parties to collaborate on any “next generation” sequencing instrument.  Specifically, this Agreement places no restrictions whatsoever on either Party relating to the development or commercialization of next generation sequencing instruments.

Section 3.4                                    Real-Time Instruments.

(a)                                  Real-Time Instruments.

(i)                                   Except for the restrictions under the Abbott Supply Agreement in effect as of the Effective Date or as such agreement may be amended by the parties to that agreement with Celera’s approval (not to be unreasonably withheld or delayed), Applera shall be permitted to sell Real-Time Instruments, including instruments registered with a regulatory authority, to any end user for any purpose; and

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(ii)                                Except for the Abbott Supply Agreement in effect as of the Effective Date or as such agreement may be amended by the parties to that agreement with Celera’s approval (not to be unreasonably withheld or delayed), Applera shall not OEM Real-Time Instruments to any OEM Customer for use in the HIVD Field unless such OEM Customer has obtained a license to the relevant

Licensed IP for real-time technology in the HIVD Field; provided, however, that any such OEM Customer shall also agree that it shall not commercialize any Real-Time Assay on such Real-Time Instruments, unless otherwise agreed to by Applera and Celera, for a period of three (3) years following the Effective Date, subject to Section 3.9(c) hereof.

(iii)                             Applera shall not enter into an agreement with a third party to co-promote or co-market Real-Time Instruments to be used with Real-Time Assays, in any country or territory other than the Specified Countries for a period of three (3) years following the Effective Date, subject to Section 3.9 hereof.

(b)                                 Preferred Supplier Designation.  Applera will be the preferred supplier of Celera’s next generation Real-Time Instrument, subject to the following terms and conditions:

(i)                                   The Parties agree to negotiate in good faith the terms of a supply agreement for such instrument; and

(ii)                                If, after negotiating in good faith, the Parties are unable to enter into such supply agreement within [***] following receipt of a notice from Celera specifying the date on which the Parties shall commence such negotiation (which date may not be prior to the date of the notice), the Parties may agree to a [***] extension.  If the Parties are unable or unwilling to agree to an extension or if no agreement is reached during any such extension, Celera shall be granted [***] to all intellectual property owned by Applera and all intellectual property which Applera has the right to sublicense (and Celera shall bear the cost of any pass through royalties that would be associated with that sublicense) as of the Effective Date that is necessary to make or to have a next generation Real-Time Instrument made and supplied by a third party only to Celera; provided, however, that the terms of any such third-party supply relationship shall be no less favorable to Celera than the terms last proposed by Applera; and, provided further, that such third party shall not be infringing or challenging any patents of Applera related to such next generation real-time instruments at the time when Celera enters into a supply agreement with such third party.

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Section 3.5                   Reagents.

(a)                                  Sequence Specific Primers and Probes.  Applera agrees that it will not knowingly commercialize any sequence-specific primers and probes (i) for incorporation by a third party product manufacturer into its products for performing testing in the HIVD Field or (ii) to a clinical laboratory for performing home-brew testing, in either case, for HIV, HCV, HBV, [***], CT, NG, Factor V, Factor II, [***], CF, HLA, Fragile X, and [***], for a period of three (3) years following the Effective Date, subject to Section 3.9 hereof; provided, however, that:

(i)                                   Applera may request that Celera waive this restriction for Applera to commercialize such primers and probes during the three (3) year period following the Effective Date for specific opportunities, it being understood that the decision to so waive this restriction shall be made by Celera in its sole discretion;

(ii)                                Applera shall not be obligated to actively monitor third party conduct for any inadvertent violation, but Applera and Celera shall discuss an appropriate course of action upon notice from Celera with reasonable evidence of violation of this provision or if Applera otherwise becomes aware of such a violation; and

(iii)                             The restrictions set forth in this Section 3.5 shall not apply to sales to any third party for sale or use within any Specified Country.

(b)                                 Analyte Specific Reagents (ASRs).  Applera shall not commercialize, directly or through a distributor, ASRs or kits for performing human testing in the HIVD Field for HIV, HCV, HBV, [***], CT, NG, Factor V, Factor II, [***], CF, HLA, Fragile X, and [***], for a period of three (3) years following the Effective Date, subject to Section 3.9 hereof.

(c)                                  General Purpose Reagents (GPRs).  This Agreement provides no restrictions or limitations on the ability of Applera to sell GPRs.

(d)                                 Other Limitations.

(i)                                   Except for the rights granted pursuant to the HLA License Agreement, Applera shall not have any rights to Celera’s intellectual property assigned to it by Applera pursuant to the Separation Agreement.  In the event that Applera has a product that infringes Celera’s intellectual property, and upon notice from Celera with reasonable evidence of unlicensed activity, Applera shall stop selling such product.  Applera may resume sales of such product if Applera or its customers are no longer (or are not) infringing Celera’s intellectual property rights in the HIVD Field, unless otherwise prohibited herein.

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(ii)

Celera shall not commercialize, directly or through a distributor, products in the forensics and applied markets listed on Exhibit C hereto that incorporate intellectual property owned by Applera or which Applera has the exclusive right to sublicense, unless Celera obtains a license directly or indirectly to the relevant intellectual property from Applera under standard third party terms to be mutually agreed upon.

Section 3.6               Maui Project.

(a)                                                     Project Development.  Products developed by Applera under the Maui Project need not be submitted by Applera for registration with the FDA in the United States, but may be registered with any other regulatory authority.  Furthermore, it is understood by the Parties that any instrument developed under the Maui Project shall not be “Alliance Products” or “Alliance Technology” (as such terms are defined in the Abbott Alliance Agreement) and shall be treated within the Abbott Alliance in the same manner as other similar products of Applera that are not “Alliance Products” or “Alliance Technology.”

(b)                                                    Rights of Applera.  In connection with the Maui Project, Applera shall be free to:

(i)	sell any product resulting from the Maui Project to any end-user for any purpose; and

(ii)

OEM any product resulting from the Maui Project to any customer for any purpose; provided, however, that any such OEM Customer shall agree that it shall not commercialize any Maui Assay in any country or territory other than the Specified Countries for a period of three (3) years following the Effective Date, subject to Section 3.9(c) hereof.

(c)                                                     Restrictions on Applera.  In connection with the Maui Project, Applera shall not:

(i)	supply or OEM any instrument resulting from the Maui Project to Abbott other than through the Abbott Alliance; or

(ii)	commercialize the Maui Assays for a period of three (3) years following the Effective Date, subject to Section 3.9 hereof.

(d)                                                    Celera Rights and Restrictions.  Celera may purchase products resulting from the Maui Project through the Supply Agreement.  In addition, Celera may only sell products resulting from the Maui Project for use in the HIVD Field.

(e)                                  US FDA Cleared or Approved Version of Maui.  Applera agrees that if it obtains FDA clearance or approval on an instrument developed under the Maui Project in the United States, or any instrument that is substantially based on the design and throughput of an

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instrument developed under the Maui Project, it will make such FDA cleared or approved version of the Maui product available to Celera under the Supply Agreement.

Section 3.7             Licenses and Licensing.

(a)                                                     Celera Licensing Rights.  There shall be no restrictions on Celera’s ability to license any intellectual property assigned to Celera by Applera as of the Effective Date.

(b)                                                    Licensed Intellectual Property.  Subject to the following conditions, Celera and Applera shall work together in good faith to license to third parties the Licensed IP in the HIVD Field:

(i)	All such licenses shall be consistent with existing licenses to the Licensed IP; provided, however, that the terms of a new HIVD Field license to an existing non-HIVD Field licensee shall use language and terms that do not conflict with the terms (especially definitions of fields) of the existing license to said licensee.

(ii)

Celera shall have primary responsibility for negotiation of the licenses, although Applera will be kept informed of, and have the right to participate in, all such negotiations.  Celera will provide Applera with reasonable prior notice of meetings, whether in person or by phone, with potential licensees.  Celera will also provide Applera with reasonable time to review documents prior to sending them to potential licensees.

(iii)	All revenue generated by such licenses shall be shared equally between Celera and Applera.

(iv)

The Parties have agreed on a list of approved licensees and a general framework for licenses.  Transactions by either Party with such licensees and consistent with such general framework shall not require any further approval of the other Party.  Other licensees and/or changes from the framework shall require approval of both Parties.

(v)

From and after the Effective Date, Celera and Applera shall share costs associated with the Licensed IP, which costs include maintenance, prosecution, enforcement, and defense costs, in such proportion as may be agreed by the Parties or as is necessary and appropriate to reflect the relative financial and other benefits received by each Party.  Any disagreement regarding the allocation of such costs shall be resolved in accordance with the dispute resolution procedures set forth in Article XIII of the Separation Agreement.

Section 3.8                                                Applera Intellectual Property. Except as otherwise provided herein, ownership of, and all rights in all fields to, Applera intellectual property shall remain with the

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Party that is the successor to the Group (including by way of name change) responsible for prosecuting or maintaining such intellectual property prior to the Separation.

Section 3.9                                      Application of Restrictions in Event of Acquisitions.

(a)                                            Acquisition of Competing Product.  Notwithstanding any other provision hereof, the restrictions relating to assays described in Section 3 above do not apply to, and shall not restrict, on a product-by-product basis, the commercialization of an Existing Competing Product (as defined below) acquired as part of an acquisition of a third party or business by Applera or any Affiliate, nor shall any such provision prohibit an acquirer of Applera from continuing to commercialize an Existing Competing Product following its acquisition of Applera.

(b)                                          Definition of Existing Competing Product.  For purposes of this Agreement, “Existing Competing Product” means a product that (i) a third party has: (w) commercialized on or before the date of acquisition, or (x) submitted to a regulatory authority for approval or clearance on or before the date of acquisition, or (y) initiated clinical trials in connection with regulatory submission on or before the date of acquisition, or (z) Quality System Regulation documentation showing that such product was in development before May 1, 2008 and (ii) is a CE Assay, Maui Assay, or Real-Time Assay.

(c)           Use of Applera Technology.  Notwithstanding any other provision hereof, in the event Applera is acquired by a third party, and such acquirer elects to produce a competing product that is not dependent on Applera technology, it will be free from any restrictions on such competing product under this Agreement.  For the avoidance of doubt, the fact that an acquirer has obtained a license under rights from Applera to make, have made, use and sell the competing product but that the competing product is substantially the result of the design and development of the acquirer, shall not be construed for purposes herein as being “dependent on Applera technology.”

Section 3.10  Use and Restrictions of Confidential Information, Know-How and Trade Secrets.

(a)           Any Information Known solely by one Group prior to the Effective Date (“Sole Information”) will be owned solely by the Party that is the successor to that Group (including by way of name change) after the Effective Date.  Neither Party shall be permitted to use or disclose Sole Information of the other Party, except to the extent that such Sole Information (i) is or becomes generally available to the public, (ii) is independently developed after the Effective Date by the Party that did not Know such Information prior to the Effective Date, or (iii) becomes available after the Effective Date to the Party that did not Know such Information prior to the Effective Date on a nonconfidential basis from a source other than the other Party, provided that such source is not subject to a confidentiality agreement or other obligation of confidentiality to the other Party or any other Person with respect to any of such Information.  For purposes of this Section 3.10(a), “Know” shall mean actual knowledge, as well as Information in a Party’s possession in written, electronic or other tangible or intangible forms, stored in any medium.

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(b)           With respect to Information relating to the Celera Business or the Applied Biosystems Business that is Known by both Groups (“Joint Information”), Celera’s use of such Joint Information after the Effective Date shall be limited to the HIVD Field.  However, Celera may use or disclose to third parties for any purpose such Joint Information primarily generated by the Celera Group using its resources prior to the Effective Date, except for those assets and businesses that have been transferred to the Applied Biosystems Group (including, by way of example, the assets transferred by Celera to the Applied Biosystems Group related to the Celera Discovery System).  If the Joint Information relates to the Applied Biosystems Business and was primarily generated by the Applied Biosystems Group using its resources prior to the Effective Date, Celera may not disclose such Joint Information without the approval of Applera.  For purposes of this Section 3.10(b), Joint Information shall not include Information that (i) is or becomes generally available to the public other than through any act in violation of this Agreement by the Party seeking to use or disclose such Joint Information, (ii) is independently developed after the Effective Date by the Party seeking to use or disclose such Joint Information, or (iii) becomes available after the Effective Date to the Party seeking to use or disclose such Joint Information on a nonconfidential basis from a source other than the other Party, provided that such source is not subject to a confidentiality agreement or other obligation of confidentiality to the other Party or any other Person with respect to any of such Information.

(c)           Applera shall not use or disclose Information that specifically relates to FDA requirements for registration of an instrument under the Kauai Project as of the Effective Date, that was primarily generated by the Celera Group using its resources prior to the Effective Date, and that is Known by both Groups (the “FDA Information”).  For purposes of this Section 3.10(c), FDA Information shall not include Information that (i) is or becomes generally available to the public other than through any act of Applera in violation of this Agreement, (ii) is independently developed by Applera after the Effective Date, or (iii) becomes available to Applera after the Effective Date on a nonconfidential basis from a source other than Celera, provided that such source is not subject to a confidentiality agreement or other obligation of confidentiality to Celera or any other Person with respect to any of such FDA Information.  In addition, Applera shall not use or disclose: (i) Celera’s Quality Manual and associated operating procedures for conformance to FDA’s Quality System Regulation; (ii) strategic plans of the Celera Business as presented by Celera’s executive management to Applera’s executive management; or (iii) Celera’s diagnostic product designs and batch records.  In the event that Applera elects to seek FDA registration for an instrument under the Maui Project, it shall make a good faith effort to avoid using the Celera Group’s Kauai design and specifications required for FDA compliance that is Known to the Applied Biosystems Group prior to the Effective Date.  Notwithstanding its use of good faith efforts, in the event Applera should inadvertently use any of such Information specified in this Section 3.10(c), the Parties will discuss an appropriate course of action for such inadvertent use, prior to subjecting the matter to the Dispute Resolution Procedures set forth in Article V of this Agreement.

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ARTICLE IV

RELATIONSHIP TO OTHER DOCUMENTS

If there is any conflict or inconsistency between the terms and conditions of this Agreement and the Separation Agreement, the provisions of this Agreement shall control solely with respect to the rights and obligations of the Parties set forth herein.

ARTICLE V

DISPUTE RESOLUTION

If a dispute arises between the Parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, the Parties agree to use and follow the dispute resolution procedures set forth in Article XIII of the Separation Agreement to resolve any such dispute.

ARTICLE VI

INDEMNIFICATION

Each Party shall indemnify, defend and hold harmless the other Party, against and in respect of any and all Indemnifiable Losses that result from, relate to or arise out of this Agreement, to the extent and in the manner set forth in Article XI of the Separation Agreement, except to the extent that any such Indemnifiable Losses arise out of or result from the gross negligence or willful misconduct of such other Party.

ARTICLE VII

FORCE MAJEURE

No Party shall be in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power failures, communication failures including internet disruptions, equipment failures, labor problems or unavailability of parts.  In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

ARTICLE VIII

TERMINATION

Section 8.1          Termination.  This Agreement may be terminated at any time by the mutual written consent of the Parties.

Section 8.2          Termination for Default.  In the event: (i) either Party shall default, in any material respect, in the due performance or observance by it of any of the other terms,

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covenants or agreements contained in this Agreement or (ii) either Party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for either Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency law shall be approved, or either Party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee, the non-defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (ii), to immediately terminate this Agreement, and (B) in the case of a default under clause (i), to terminate this Agreement if the defaulting Party has failed to (x) cure the default within thirty (30) days of written notice of default or if the default (except for defaults as a result of failure to make payment) is such that it will take more than thirty (30) days to cure, within an extended time period which shall be not longer than what is reasonably necessary to effect performance or compliance or (y) diligently pursue the curing of the default.

Section 8.3          Return or Destruction of Material.  Upon termination of this Agreement, each of Applera and Celera will, and will cause their respective Subsidiaries to, return or destroy any and all material and property of a proprietary nature involving the other Party and its Subsidiaries, in its possession or control, within thirty (30) days after the termination of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, upon the termination or expiration of this Agreement, Celera shall no longer be entitled to, and shall cease all access to Applera’s information, data, systems and other assets that are not Celera Group Assets and Applera shall no longer be entitled to, and shall cease all access to Celera’s information, data, systems and other assets that are not Applied Biosystems Group Assets.

Section 8.4             Effect of Termination.  The provisions of Section 3.10 and Articles IV, V, VI, VII, VIII and X shall survive the termination or expiration of this Agreement.

ARTICLE IX

OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.1             Compliance with Laws.  Each Party shall comply, at its own expense, with the provisions of all laws applicable to the performance of its obligations under this Agreement.

Section 9.2             Books and Records.  Each Party or its Affiliates will maintain books and records substantially similar to those maintained prior to the date hereof pertaining to that portion of the Applera businesses attributable to such Party.  Each Party or its Affiliates will provide the other Party with access to such books and records in accordance with the provisions of Section 9.2 of the Separation Agreement.  All such information shall be subject to the terms of the confidentiality provisions set forth in Section 9.6 of the Separation Agreement.

Section 9.3             No Other Representations or Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF EITHER PARTY WITH RESPECT TO THE APPLERA BUSINESSES, AT LAW OR IN EQUITY,

Confidential Treatment Requested
By Celera Corporation

INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

ARTICLE X

MISCELLANEOUS

Section 10.1           Relationship of the Parties.  The Parties declare and agree that each Party is engaged in a business that is independent from that of the other Party and each Party shall perform its obligations as an independent contractor.  It is expressly understood and agreed that Celera and Applera are not partners or joint venturers, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture.  Neither Applera nor any of its Affiliates is an agent of Celera or any of its Affiliates and has no authority to represent Celera or any of its Affiliates as to any matters, except as provided in Section 3.2(c) of this Agreement or in writing by Celera from time to time.  Neither Celera nor any of its Affiliates is an agent of Applera or any of its Affiliates and has no authority to represent Applera or any of its Affiliates as to any matters, except as authorized in this Agreement or in writing by Applera from time to time.

Section 10.2           Employees of the Parties.  Applera shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment.  Applera shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.  Celera shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment.  Celera shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

Section 10.3        Notices.  All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing (which shall include notice by telecopy or like transmission) and shall be deemed given (i) on the day delivered (or if that day is not a Business Day, on the first following Business Day) when (x) delivered personally against receipt or (y) sent by overnight courier, (ii) on the day when transmittal confirmation is received if sent by telecopy (or if that day is not a Business Day, on the first following Business Day) and (iii) on the third Business Day after mailed by certified or registered first-class mail to the Parties at the following addresses (or to such other addresses as a Party may have specified by notice given to the other Party hereto pursuant to this provision):

If to Applera, to:

Applera Corporation
301 Merritt 7
Norwalk, Connecticut 06851
Attention: General Counsel
Facsimile: (203) 840-2902

Confidential Treatment Requested
By Celera Corporation

With a copy to:

Applied Biosystems
850 Lincoln Centre Drive
Foster City, California 94404
Attention: Vice President Intellectual Property
Facsimile: (650) 638-6677

If to Celera, to:

Celera Corporation
1401 Harbor Bay Parkway
Alameda, California 94502
Attention: President
Facsimile: (510) 749-4267

Section 10.4        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, without reference to choice of law principles, including matters of construction, validity and performance.

Section 10.5        Parties in Interest; Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (other than to a successor of either Party by way of merger, consolidation, sale of all or substantially all of such Party’s assets or similar transaction) without the prior written consent of the other Parties.  Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon Celera and Applera and their respective Subsidiaries, successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

Section 10.6        Entire Agreement.  This Agreement, including the schedules, appendices, certificates, instruments and agreements delivered pursuant hereto, contain the entire understanding of the Parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

Section 10.7        Exhibits.  All exhibits referenced in this Agreement and attached hereto are incorporated into this Agreement by reference and made a part hereof.

Section 10.8        Waivers of Default.  Waiver by any Party of any default by any other Party of any provision of this Agreement (a) shall be effective only if in writing; and (b) if given, shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

Section 10.9           Amendments.  No provisions of this Agreement shall be deemed amended, supplemented or modified by any Party, unless such amendment, supplement or

Confidential Treatment Requested
By Celera Corporation

modification is in writing and signed by the authorized representative of the Party against whom such waiver, amendment, supplement or modification is sought to be enforced.

Section 10.10      Headings  The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All references herein to “Articles” or “Sections” shall be deemed to be references to Articles or Sections hereof unless otherwise indicated.

Section 10.11      Severability; Enforcement.  The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 10.12      No Third-Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person or entity other than the Parties and their respective heirs, successors and permitted assigns.

Section 10.13         Remedies.  The Parties agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

Section 10.14         Expenses.  Except as otherwise provided in this Agreement, the Parties shall bear their own expenses (including all time and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement.

Section 10.15         Counterparts.  This Agreement may be executed in one or more counterparts, which may be delivered by facsimile or scanned electronic copy in pdf format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.16         No Set-Off.  The obligations under this Agreement shall not be subject to set-off for non-performance or any monetary or non-monetary claim by any Party or any of their respective Affiliates under any other agreement between the Parties or any of their respective Affiliates.

Section 10.17         Confidentiality.  Disclosure and use of Confidential Information by the Parties shall be governed by Section 9.6 of the Separation Agreement and Section 3.10 of this Agreement.

Section 10.18         Facilities and Systems Security.  If either Party or its personnel shall be given access to the other Party’s facilities, premises, equipment or systems, such Party shall comply with all such other Party’s written security policies, procedures and requirements made available by each Party to the other, and shall not tamper with, compromise, or circumvent any security or audit measures employed by such other Party.  Each Party shall use its reasonable best efforts to ensure that only those of its personnel who are specifically authorized to have access to the facilities, premises, equipment or systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss in connection with such access.

[SIGNATURE PAGE FOLLOWS]

Confidential Treatment Requested
By Celera Corporation

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first above written.

APPLERA CORPORATION

By:
Name:
Title:

CELERA CORPORATION

By:
Name:
Title:

Exhibit A

Confidential Treatment Requested
By Celera Corporation

Definition of HIVD Field

Human In Vitro Diagnostics Field.  The phrase “Human In Vitro Diagnostics Field” shall mean the field of use comprising products, technologies, services and/or processes for use in the measurement, observation or determination of attributes, characteristics, diseases, traits or other conditions of a human being:

•	for the medical management of a human being; and/or
•

for quality control or testing of human blood or tissue for transfusion or blood banking, bone marrow transplantation or banking, or tissue typing for transplantation (where “banking” refers to human samples that are stored in anticipation of future implantation into the donor or transplantation into another human recipient).

Examples of activities in the HIVD Field:

•	Development, manufacture, or sale of anything labeled for in vitro diagnostic use or any testing products labeled for investigational use;
•

Development, manufacture, or sale of products designated as Analyte Specific Reagents (ASRs) by FDA or corresponding reagent products in foreign regulatory jurisdictions and general purpose reagents (GPRs) that are specifically sold for use with ASRs or such reagent products;

•	Development or sale of software products for the interpretation of data to provide an HIVD clinical test result;
•

Development, manufacture, or sale of products that convey amplification, sequencing, or other patent rights in the HIVD Field, or products that are designated specifically for use with products that convey amplification, sequencing, or other patent rights in the HIVD Field;

•	Genetic testing for sample tracking in a clinical laboratory;
•	Sale of any in vitro testing products regulated by the FDA, including products claimed to be produced under Quality System Regulation to be sold to IVD companies or clinical testing laboratories;
•

In- and out-licensing or other transfer of patents, technology, or know-how for HIVD use (including any accompanying contract manufacture of custom reagents for specific diagnostic customers’ homebrew testing, whether or not the reagents are produced under Quality System Regulation);

•

Development, manufacture, or sale of, or providing service and support for, systems (reagents, components and/or instruments) developed and manufactured for HIVD use or developed specifically for use with ASRs (or their counterparts outside the US); and

•	Provision of HIVD testing services.

Examples of activities not in the HIVD Field:

Confidential Treatment Requested
By Celera Corporation

•

Development, manufacture, or sale of products or services for basic and applied research, including clinical research where the medical management of a patient is not involved, unless the product or service is regulated as an in vitro diagnostic test or ASR by the FDA or its foreign counterparts;

•

Development, manufacture, or sale of products or services for quality assurance and quality control, including testing to determine conformance with specifications, purity and batch-to-batch consistency, but excluding human plasma or tissue-derived samples for the pharmaceutical industry;

•	Testing of environmental samples, including the detection of organisms, where the medical management of a human is not involved;
•

Identity testing applications for forensic purposes or determination of paternity, excluding genotyping or other identification testing for medical management of a human being or sample tracking in a clinical laboratory;

•	In vitro diagnostic testing of non-human (plant or animal) samples, including animal breeding, pedigree determination, or gender determination;
•	Testing for the agricultural or food industries, including the identification of genetically modified organisms (GMOs) for these industries;
•

Sale or service of general purpose (“open”) instrument systems or general purpose reagents, including enzymes; unless such GPRs are specifically sold for use with ASRs or other products regulated by the FDA or its foreign counterparts;

•	Sale of non-exclusive information products and services not regulated by FDA (such as the Celera Discovery System) to any customers, including those customers operating in the HIVD Field;
•	Sale of anything labeled for therapeutic or prophylactic use;
•	Sale of products or services that convey therapeutic or research patent rights;
•	In- and out- licensing or other transfer of patents, technology or know-how for use in the therapeutic, research, or applied fields;
•	Embryonic stem cell and recombinant cell characterization, testing, and quality control applications; and
•

Epidemiology testing (the screening or testing of groups of people or populations for the study of the patterns, causes, or control of disease in groups of people) and biosecurity testing (the detection of biological or chemical agents, pathogens, microorganisms or other infectious agents in the environment, agriculture, food or water), where the medical management of a human is not involved.

Exhibit B

Confidential Treatment Requested
By Celera Corporation

Specified Country List

Africa

•	Algeria	•	Guinea	•	Senegal
•	Angola	•	Ivory Coast	•	Seychelles
•	Benin	•	Kenya	•	Sierra Leone
•	Botswana	•	Lesotho	•	Somalia
•	Burkina Faso	•	Liberia	•	South Africa
•	Burundi	•	Libya	•	Sudan
•	Cameroon	•	Madagascar	•	Swaziland
•	Cape Verde	•	Malawi	•	Tanzania
•	Central African Republic	•	Mali	•	Togo
•	Chad	•	Mauritania	•	Tunisia
•	Comoros	•	Mauritius	•	Uganda
•	Congo	•	Mayotte (France)	•	Western Sahara
•	Dem. Republic of Congo (Zaire)	•	Morocco	•	Zambia
•	Djibouti	•	Mozambique	•	Zanzibar
•	Egypt	•	Namibia	•	Zimbabwe
•	Equatorial Guinea	•	Niger
•	Eritrea	•	Nigeria
•	Ethiopia	•	Réunion
•	Gabon	•	Rwanda
•	Gambia	•	Saint Helena (UK)
•	Ghana	•	Sao Tome and Principe

Asia

•	Afghanistan	•	Hong Kong	•	North Korea
•	Bangladesh	•	India	•	Oman
•	Bhutan	•	Indonesia	•	Pakistan
•	Brit. Ind. Ocean Territory	•	Japan	•	Philippines
•	Brunei	•	Laos	•	Singapore
•	Cambodia	•	Macau	•	South Korea
•	China	•	Malaysia	•	Sri Lanka
•	Christmas Island	•	Maldives	•	Taiwan
•	Cocos Islands	•	Mongolia	•	Thailand
•	Cyprus	•	Myanmar	•	Vietnam
•	East Timor	•	Nepal

Middle East

•	Bahrain	•	Lebanon	•	West Bank
•	Gaza Strip	•	Qatar	•	Yemen
•	Iran	•	Saudi Arabia
•	Iraq	•	Syria
•	Israel	•	Tunisia
•	Jordan	•	Turkey
•	Kuwait	•	United Arab Emirates

South America

•	Argentina
•	Bolivia
•	Brazil
•	Chile
•	Colombia
•	Ecuador
•	Falkland Islands (UK)
•	French Guiana (France)
•	Guyana
•	Paraguay
•	Peru
•	Suriname
•	Uruguay
•	Venezuela

Exhibit C

Confidential Treatment Requested
By Celera Corporation

Forensics and Applied Markets

•	Basic or applied research within academic, government, biotech, or pharmaceutical institutions;
•

Quality assurance and quality control, including testing to determine conformance with specifications, purity, and batch-to-batch consistency within pharmaceutical institution’s Process Development, Manufacturing, or Quality Control departments;

•	Testing of environmental samples, including the detection of organisms where the medical management of a human is not involved;
•	Human identity testing applications for forensic purposes or determination of paternity;
•	In vitro diagnostic testing of non-human (plant or animal) samples, including animal breeding, pathogen detection, pedigree determination, or gender determination;
•	Testing for the agriculture or food industries, including pathogen detection and the identification of genetically modified organisms (GMOs) for these industries;
•	Stem cell and recombinant cell characterization, testing, and quality control applications; and
•

Epidemiology testing (the screening or testing of groups of people or populations for the study of patterns, causes, or control of disease in groups of people) and biosecurity testing (the detection of biological or chemical agents, pathogens, microorganisms or other infectious agents in the environment, agriculture, food or water), where the management of a human is not involved.